Exhibit 10.1

FIRST AMENDMENT

TO

EMPLOYMENT AGREEMENT

This First Amendment (the “First Amendment”) to that certain Employment Agreement between Seres Therapeutics, Inc., a Delaware corporation (together with any successor thereto, the “Company”), and Roger J. Pomerantz, M.D. (the “Executive”) dated as of June 12, 2015 (the “Employment Agreement”) is made as of February 3, 2016 (the “Amendment Date”), by and among the Company and the Executive.

WHEREAS, the Company and the Executive desire to amend the terms of the Employment Agreement as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive hereby agree to the following:

1. Amendment to the Employment Agreement. Effective as of the Amendment Date, the Employment Agreement is hereby amended as follows:

(a) Section 4(b) of the Employment Agreement is hereby amended by inserting the words “Subject to Section 4(c)” at the beginning of the first sentence of such section and recapitalizing such sentence accordingly.

(b) Section 4(c) of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

“(c) Change in Control. Notwithstanding anything to the contrary in Section 4(b), in the event Executive’s employment terminates without Cause pursuant to Section 3(a)(iv), or pursuant to Section 3(a)(v) due to Executive’s resignation for Good Reason, in either case, within 60 days prior to or 12 months following the date of a Change in Control, subject to Executive signing on or before the 21st day following Executive’s Separation from Service, and not revoking, the Release, and Executive’s continued compliance with Section 5, Executive shall be entitled to receive, (i) without duplication, the payments and benefits described in Section 4(b), provided that the Severance Period for purposes of Section 4(b)(i) and Section 4(b)(iii) shall be increased to 18 months following the date of Executive’s Separation from Service and the amount payable under Section 4(b)(i) shall be 150% of the Annual Base Salary, payable in regular installments in accordance with the Company’s normal payroll practices over the Severance Period (as increased hereby); and (ii) immediate vesting of all unvested equity or equity-based awards held by Executive under any Company equity compensation plans that vest solely based on the passage of time (for the avoidance of doubt, with any such awards that vest in whole or in part based on the attainment of performance-vesting conditions being governed by the terms of the applicable award agreement).”

2. References. The references to “this Agreement” in the Employment Agreement shall mean the Employment Agreement, as amended by this First Amendment.

3. No Other Amendment. Except as expressly set forth in this First Amendment, the Employment Agreement shall remain unchanged and shall continue in full force and effect according to its terms.

4. Counterparts. This First Amendment may be executed in several counterparts, each of which shall be deemed an original and all of which together shall constitute one document.

5. Governing Law. This First Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (without giving effect to any choice or conflict of laws provision or rule that would cause the application of the laws of any other jurisdiction).

6. Headings. The headings in this First Amendment are for reference purposes only and will not in any way affect the meaning or interpretation of this First Amendment.

7. Entire Agreement. This First Amendment constitutes the entire agreement among the parties concerning the subject matter hereof and supersedes any prior representations, understandings or agreements.

IN WITNESS WHEREOF, the parties have executed this First Amendment as of the Amendment Date.

SERES THERAPEUTICS, INC.

By:	/s/ Eric D. Shaff
Name:	Eric D. Shaff
Title:	Executive Vice President and Chief Financial Officer

EXECUTIVE

/s/ Roger J. Pomerantz
Roger J. Pomerantz, M.D.

[Signature Page to First Amendment to Employment Agreement]